STANDARD OFFICE LEASE- GROSS
AMERICAN INDUSTRIAL  REAL ESTATE ASSOCIATION

1.	Basic Lease Provisions (“Basic Lease Provisions”)

1.1
Parties: This Lease dated for reference purposes only.  September 2, 1999 is made by and between Nick and Mary Rajkovich, dba The Camden Almaden Buildings  (herein called “Lessor”) and Intraport, Inc. doing business under the name of Intraport, Inc, (herein called “ Lessee”)

1.2	Premises: Suite Number(s) 105 floors, consisting of approximately 1,545 square feet, more or less as defined in paragraph 2 and as shown on Exhibit “A” hereto (the “Premises”) rentable

1.3
Building: Commonly described as being located at 6489 Camden Avenue in the City of San Jose County of Santa Clara State of California, as more particularly described in Exhibit A hereto and as defined in paragraph 2

1.4	Use: Office use, subject to paragraph 6

1.5	Term: Three (3) years commencing October 1, 1999, (“Commencement Date”) and ending September 30, 2002, as defined in Paragraph 3

1.6	Base Rent: $1,545 (Fifteen Hundred Forty-Five Dollars) per month, payable on the first day of each month as per paragraph 4.1 See Addendum

1.7	Base Rent Increase: On See Addendum the monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.3 below

1.8	Rent Paid Upon Execution: $1.545 (Fifteen Hundred Forty-Five Dollars) for October rent

1.9	Security Deposit: $3,400 (Thirty-four Hundred Dollars) Deposit Due April 1, 2000

1.10	Lessee’s Share of Operating Expense increase: 6% as defined in paragraph 4.2

2.	Premises, Parking and Common Areas.

2.1
Premises: The Premises are a portion of a building, herein sometimes referred to as the “Building” identified in paragraph 1.3 of the Basic Lease Provisions. “Building” shall include adjacent parking structure used in connection therewith. The Premises, the Building, the Common Areas and the land upon which the same are located, along with all other buildings and improvements theron or thereunder, are collectively referred to as the “Office Building Project.” Lessor hereby leases to lessee from lessor  for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the basic Lease Provisions, Paragraph 1.2 as the “Premises,” including rights to the Common Areas and hereinafter specified.

2.2
Vehicle Parking: So long as Lessee is not in default and subject to the rules and regulations attached hereto and as established by Lessor from time to time. Lessee shall be entitled to rent and use 5 parking spaces in the Office Building Project at the monthly rate applicable form the cost to Lessee which cost shall be immediately payable upon demand by Lessor

2.2.1
If Lessee commits, permits or allows any of the following activities described in the lessee or the rules then in effect, then Lessor shall have the right without notice in addition to such other rights and remedies that it may have to remove or tow away the vehicle involved and charging the cost to lessee, which cost shall be immediately payable upon demand by lessor.

2.2.2
The monthly parking rate per parking space will be N/A per month at the commencement of the term of this Lease and is subject to change upon five (5) days prior written notice to lessee. Monthly parking fees shall be payable one month in advance prior to the first day of each calendar month

2.3
Common Areas-Definition: The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by Lessor from time to time for the general non-existance use of but not limited to common entrances, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extend not otherwise prohibited by the Lease, loading and unloading areas, trash areas, roadways, sideways, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

2.4
Common Areas-Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit E with respect to the Office Building Project and Common Areas and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right from time to time to modify , amend and enforce  said rules and regulations. Lessor shall not be responsible to lessee for the non-compliance with said rules and regulations by other lessees , their agents, employees and invite of the office Building project.

Camden Almaden Buildings
6475 Camden Avenue, Suite #202
San Jose, CA 95120
(408) 997-9161

ADDENDUM TO LEASE
DATED
SEPTEMBER 2, 1999

Certain lease dated September 2, 1999 between Camden-Almaden Buildings and Intraport, Inc. dba Sonasoft, Inc. is hereby amended as follows:

1.	Term: Extended for three (3) years commencing May 1, 2004 ending April 30, 2007.

2.	Base Rent shall be $3,000 per month or $36,000 oper year for one year.

3.	Base Rent shall be $3,150 per month for year two, reflecting a 5% CPI increase.

4.	Base Rent shall be $3,307.50 per onth for year three, reflecting a 5% CPI increase.

5.	All other Terms and Conditions of said lease to remain the same.

/s/ Garrett Rajkovich	5-13-04
Garrett Rajkovich, Camden-Almaden Buildings	May 13, 2004

/s/ Andy Khanna	May 13, 2004
Andy Khanna, Sonasoft Corporation	May 13, 2004

Camden Almaden Buildings
6475 Camden Avenue, Suite #202
San Jose, CA 95120
(408) 997-9161

ADDENDUM #2
TO LEASE
DATED
July 11, 2006

Certain lease dated September 2, 1999 between Camden-Almaden Buildings and Intraport, Inc. dba Sonasoft, Inc. is hereby amended as follows:

1.	6489 Camden Avenue, Suite 101 shall be added to said Lease on July 15, 2006 for an additional #2,031.50 per month.

2.	Current rate is $3,500.00 new rate beginning August 1, 2006 or shall be $5,531.50.

3.	Name change from Intraport to Sonasoft.

5.	All other Terms and Conditions of said lease to remain the same.

/s/ Garrett Rajkovich	7-18-06
Garrett Rajkovich Camden-Almaden Buildings	Date

/s/ Andy Khanna	7/18/06
Andy Khana Sonasoft	Date

Camden Almaden Buildings
6475 Camden Avenue, Suite #202
San Jose, CA 95120
(408) 997-9161

ADDENDUM #3
TO LEASE
DATED
September 2, 1999

Certain lease dated September 2, 1999 between Camden-Almaden Buildings and Intraport, Inc.  is hereby amended as follows:

1.	6489 Camden Avenue, Suite 101 shall be added to said Lease on May 1, 2007 totaling 5,075 rentable square feet.

2.	New rate beginning May 1, 2007 shall be #12,687.50.

3.	Tenant to pay $8,000.00 per onth until December 31, 2007.

4.	$4,687.50 x 8 months = $37,500.00 deferred

Tenant Improvement $35,472.47 deferred

$73,242.47 Convertible Note

5.	Convertible Note payable in cash or stock @$.30 per share; Landlords election.

6.	Rent payable January 1, 2008 $12,687.50

7.	Term: three years.

8.	Annual CPI increase min. 3% max 5%

5.	All other Terms and Conditions of said lease to remain the same.

Garrett Rajkovich Camden-Almaden Buildings	Date

Andy Khana Sonasoft	Date

ADDENDUM #4
TO LEASE
DATED
SEPTEMBER 2, 1999

Addendum 3 dated April 1, 2007 (“Addendum 3”) to the Lease dated September 2, 1999 between Camden Almaden Buildings and Intraport, Inc. (the “Lease”) is hereby amended as follows:

Paragraphs 4 and 5 of Addendum 3, to the extent they refer to a Convertible Note which is payable in cash or stock, is amended to reflect that the Convertible Note may not and will not be paid in stock of the Tenant.  It will constitute a cash obligation of the Tenant to the Landlord only.

All remaining provisions of Addendum 3, and the Lease and/or other addendums that may be incorporated by reference in Addendum 3, are to remain in full force and effect.

/s/ Garrett Rajkovich	Date: April 3, 2008
Garrett Rajkovich Camden-Almaden Buildings

/s/ Andy Khanna	Date: April 3, 2008
Andy Khanna Sonasoft Corp.